UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): January 10, 2005

                                GERON CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                     0-20859                  75-2287752
(State or other jurisdiction  (Commission File Number)       (IRS Employer
     of incorporation)                                     Identification No.)


                             230 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025
          (Address of principal executive offices, including zip code)

                                 (650) 473-7700
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01      Other Events.

The Company deems the following information to be material:

         On January 10, 2005 and January 11, 2005, certain holders of warrants to purchase an aggregate of 2,049,180 shares of Common Stock (the "B Warrants") of Geron Corporation (the "Company") exercised such B Warrants in full. The B Warrants had a per share exercise price of $6.10, and the Company received proceeds of approximately $12.5 million upon the exercise of such B Warrants.

         The Company had issued the B Warrants in connection with an offering on November 12, 2004 of (i) an aggregate of 4,859,016 shares of Common Stock, (ii) warrants, including the B Warrants, to purchase an aggregate of 6,042,623 additional shares of Common Stock (the "A, B & C Warrants") and (iii) the shares of Common Stock to be issued upon exercise of the A, B & C Warrants.

         The Company's Press Release, dated January 12, 2005, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 9.01.     Financial Statements and Exhibits

               (a)     Financial Statements.

                             None.

               (b)     Pro Forma Financial Information

                             None.

               (c)     Exhibits:

                             99.1 Press Release of Geron Corporation, dated January 12, 2005.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GERON CORPORATION



Date: January 13, 2005                 By: /s/ David L. Greenwood
                                           -------------------------------------
                                           David L. Greenwood
                                           Executive Vice President and Chief
                                           Financial Officer




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